Exhibit 10.4

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is made as of October 30, 2015, by and between Cross Country Healthcare, Inc., a Delaware corporation (“Cross Country”) and New Mediscan Diagnostic Services, Inc., a California corporation (the “Stockholder”).

WHEREAS, pursuant to that certain Purchase Agreement dated as of October 19, 2015 among Cross Country, the Stockholder, and certain other parties (the “Purchase Agreement”), Cross Country is acquiring, simultaneously with execution hereof, the Interests (capitalized terms used but not defined in this Agreement have the meanings given to them in the Purchase Agreement); and

WHEREAS, as partial consideration for its acquisition of the Interests, Cross Country is issuing, simultaneously herewith, the Stock Consideration; and

WHEREAS, the obligation of Cross Country to consummate the Transactions (including the issuance of the Stock Consideration) is subject to, among other things, the Stockholder’s execution and delivery of this Agreement;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, receipt of which is hereby acknowledged, Cross Country and the Stockholder hereby agree as follows:

1.   Issuance of Shares.  Simultaneously herewith, Cross Country is issuing to the Stockholder an aggregate of 349,871 shares (the “Shares”) of Cross Country’s common stock, par value $0.0001 per share (the “Common Stock”).

2.   Restrictions on Transfer.  The Stockholder hereby agrees that the Stockholder shall have no right to and shall not effect any transfer, sale, assignment, disposition, pledge, Encumbrance or mortgage (including any hedging transaction), directly or indirectly, with respect to any of the Shares (a “Share Transfer”) unless in accordance with this Section 2; provided, that a transfer to Dennis Ducham, Emily Serebryany, the Emily Serebryany Trust dated 4/16/14, Val Serebryany or the Val Serebryany Family Trust dated 2/18/14 (each, a “Permitted Transferee”) shall not be considered a Share Transfer for purposes of this Agreement so long as the transferee executes and delivers a Restricted Stock Agreement in substantially the form attached to the Purchase Agreement as Exhibit 6.1(m) (a “Permitted Transfer”).

a.  Prior to the 183rd day following the Closing Date, Stockholder may not effect a Share Transfer.

b.  Thereafter, the Stockholder may effect Share Transfers for up to an aggregate of 43,734 Shares [1/8 of initial number of Shares] in any three-month period.

In the event that the Stockholder effects a Share Transfer in violation of the restrictions in this Section 2, such Share Transfer shall be null and void, and Cross Country shall not reflect on its records any change in ownership of any Shares as a result of any such disposition.

3.   Rights as a Holder of Shares.  From and after the Closing Date, the Stockholder shall have, with respect to the Shares, all of the rights of a holder of shares of Common Stock, including, without limitation, the right to vote the Shares, to receive and retain all dividends payable to holders of shares of record on and after the issue date and to exercise all other rights, powers and privileges of a holder of Common Stock, with the exception that the Stockholder shall not, directly or indirectly, effect a Share Transfer in any manner whatsoever unless in accordance with this Agreement.

4.   Legend.  The Stockholder agrees to the imprinting of the following legend on any certificate or certificates evidencing the Shares (with such corrections or changes thereto as may be agreed by the Stockholder and Cross Country):

“THE SHARES REPRESENTED BY THIS CERTIFICATE (I) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT, AND (II) ARE SUBJECT TO THE RESTRICTIONS CONTAINED IN A RESTRICTED STOCK AGREEMENT DATED AS OF OCTOBER 30, 2015 (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE ISSUER HEREOF).”

5.   Securities Representations.  The Shares are being issued to the Stockholder in reliance upon the following express representations and warranties of the Stockholder.  The Stockholder represents and warrants that:

a.  The Stockholder is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and the Stockholder has no present intention of selling, granting participation in, or otherwise distributing the same.  The Stockholder does not have any contract, undertaking, agreement, or arrangement with any Person to sell, transfer or grant participations to such Person, or to any third party, with respect to any of the Shares.

b.  The Stockholder understands that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) on the grounds that the issuance thereof is exempt from registration under the Securities Act, and that Cross Country’s reliance on such exemption is predicated in part on the representations set forth herein.

c.  The Stockholder (i) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of acquiring the Shares, (ii) is able to bear the economic risk of the investment in the Shares for an indefinite period, including a complete loss of capital, and (iii) has been afforded (A) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, Representatives of Cross Country; (B) access to information about Cross Country and Country Country’s financial condition, results of operations, business and properties sufficient to enable it to evaluate its investment; and (C) the opportunity to obtain such additional information that Cross Country possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to such investment.

d.  Stockholder represents that it is an “accredited investor,” as defined under Regulation D of the Securities Act, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its purchase of the Shares, and has the ability to bear the economic risks of such purchase.

6.           Miscellaneous.

a.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal legal representatives, successors, trustees, administrators, distributees, devisees and legatees.  The Stockholder may not assign this Agreement.

b.  No modification or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party against whom it is sought to be enforced.

c.  This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one contract.

d.  The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

e.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

f.  All notices and other communications hereunder shall be validly given or made if in writing, (i) when delivered personally (by courier service or otherwise), (ii) when sent by electronic mail, receipt confirmed, or (iii) when actually received if mailed by first-class certified or registered United States mail or recognized overnight courier service, postage-prepaid and return receipt requested, in each case to the address of the party to receive such notice or other communication as set forth in Section 10.5 of the Purchase Agreement, or at such other address as any party hereto may from time to time advise the other parties pursuant to Section 10.5 of the Purchase Agreement.

g.  This Agreement shall be construed, interpreted and governed by, and the legal relationships of the parties hereunder determined in accordance with, the internal laws of the State of Delaware without reference to rules relating to conflicts of law.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CROSS COUNTRY HEALTHCARE, INC.

By:	/s/ William J. Grubbs
Name:	William J. Grubbs
Title:	Chief Executive Officer and President

NEW MEDISCAN DIAGNOSTIC SERVICES, INC.

By:	/s/ Dennis Ducham
Name:	Dennis Ducham
Title:	President

[Signature Page to the Restricted Stock Agreement - New Mediscan Diagnostic Services, Inc.]